UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2007 (March 29, 2007)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32739	20-1821898
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

44 Vantage Way, Suite 300
Nashville, Tennessee	37228
(Address of principal executive offices)	(Zip Code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 29, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of HealthSpring, Inc. (the “Company”), after consideration of presentations and recommendations by the Company’s senior executive officers and its independent compensation consultants, approved the 2007 compensation program, including base salaries and cash-based performance incentive opportunities (the “Bonus Plan”), for the Company’s named executive and other officers. Based on management’s recommendations, and in light of equity-based awards made in early 2006 in connection with the Company’s initial public offering, the Committee did not grant annual long-term equity incentives to our named executive officers as part of the 2007 compensation program.
     The base salaries for 2007 approved by the Committee are as follows:

Name	Title	Salary
Herbert A. Fritch	President and Chief Executive Officer	$800,000

Kevin M. McNamara	Executive Vice President and Chief Financial Officer	$375,000
     Base salaries for our executive officers remained the same as for 2006, except with respect to Mr. Fritch whose salary was increased. J. Murray Blackshear and Pasquale R. Pingitore, M.D., each of whom is a named executive officer for purposes of this Current Report on Form 8-K pursuant to the applicable SEC rules, retired effective December 31, 2006. Additionally, Jeffrey L. Rothenberger, currently serving as an Executive Vice President and Co-Chief Operating Officer, and a named executive officer in accordance with the aforementioned rules, announced his retirement effective as of April 30, 2007. He will receive an annual base salary of $425,000 for 2007 that will be pro-rated based on his tenure during 2007.
     The 2007 cash incentive bonuses under the Bonus Plan are targeted as a percentage of base salary based on achieving specified Company 2007 earnings per share goals determined by the Committee at its meeting. The “target” percentage for each of the named executive officers with 2007 bonus opportunities is as follows:

Name	Title	Target %
Herbert A. Fritch	President and Chief Executive Officer	100%

Kevin M. McNamara	Executive Vice President and Chief Financial Officer	75%
Because of his pending retirement, Mr. Rothenberger will not receive a bonus for 2007.
     The Company’s 2007 earnings per share goals for purposes of 2007 cash bonuses were determined by the Committee by reference to the Company’s budget previously approved by the full Board of Directors and by reference to publicly announced guidance to the investment community. The earnings per share goals were targeted on a sliding scale that allows for possible payouts of 50% to 125% of the target bonus amount based on actual 2007 earnings per share results. No bonus will be payable for results below a pre-determined earnings per share amount. Following the end of the year, the Committee will make all calculations and determinations with respect to payment of bonuses under the Bonus Plan in its sole discretion.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: April 3, 2007